Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP

ANNOUNCES THIRD QUARTER EARNINGS

October 23, 2020 – Honesdale, Pennsylvania

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank, announced earnings for the three months ended September 30, 2020 of $4,999,000 which represents an increase of $1,092,000, or 28.0%, over the $3,907,000 earned in the same three-month period of 2019. The increase in earnings reflects the benefits derived from the Company’s acquisition of UpState New York Bancorp, Inc. (“UpState”), which closed on July 7, 2020. Earnings per share (fully diluted) were $0.62 in the three-months ended September 30, 2020, which equals the $0.62 earned in the same period of 2019. The annualized returns on average assets and average equity for the current three-month period were 1.11% and 10.64%, respectively, compared to 1.27% and 11.56% for the three-month period ended September 30, 2019.

Net income for the nine months ended September 30, 2020 totaled $9,567,000, which is $1,052,000 lower than the same period of 2019 primarily due to a $2,800,000 increase in the provision for loan losses and approximately $1,983,000 of merger related expenses. Earnings per share (fully diluted) for the nine months ended September 30, 2020 totaled $1.39 per share compared to $1.68 per share in the 2019 period.

Total assets as of September 30, 2020 were $1.842 billion with loans receivable of $1.415 billion, deposits of $1.516 billion and stockholders’ equity of $190.5 million. Total assets have increased $626.3 million during the past twelve months while loans and deposits have increased $509.1 million and $541.5 million, respectively. All increases reflect growth due to the UpState acquisition and significant stimulus funds resulting from the Paycheck protection Program (“PPP”) and CARES Act.

Non-performing assets, which include non-performing loans and foreclosed real estate owned, totaled $13.6 million or 0.74% of total assets as of September 30, 2020 compared to $3.0 million or 0.24% of total assets as of September 30, 2019. The increase in nonperforming assets includes $9.5 million of purchased credit impaired loans resulting from the acquisition of UpState.

For the three months ended September 30, 2020, net interest income, on a fully taxable equivalent basis (fte), totaled $15,547,000, which represents an increase of $5,414,000 compared to the same period in 2019. A $493.2 million increase in average loans outstanding contributed to the increased income. Net interest margin (fte) for the 2020 period was 3.73% compared to 3.60% for the similar period in 2019. Net interest income (fte) for the nine months ended September 30, 2020 totaled $35,538,000, an increase of $5,992,000, compared to the similar period in 2019 due primarily to a higher volume of earning assets. The net interest margin (fte) year-to-date for the 2020 period was 3.51%, which equaled the 3.51% recorded in the same period of 2019. All increases reflect the benefits derived from the acquisition of UpState.

Other income for the three months ended September 30, 2020 totaled $2,072,000 compared to $1,882,000 for the similar period in 2019. The increase can be attributed to a higher level of service charges and a $149,000 increase in gains recognized on the sale of loans. For the nine months ended September 30, 2020, other income totaled $5,119,000 compared to $5,083,000 in the 2019 period.

Other expenses totaled $9,380,000 for the three months ended September 30, 2020, compared to $6,791,000 in the similar period of 2019. The higher level of expense during the 2020 period includes costs related to the acquisition of UpState and the operations of four additional community offices acquired in the UpState acquisition. For the nine months ended September 30, 2020, other expenses totaled $24,531,000 compared to $20,224,000 for the similar period in 2019. The increase includes $1,983,000 of merger related expenses and increases related to the operation of four additional community offices.

Mr. Critelli commented, “Our results for the first nine months of 2020 have been significantly impacted by our efforts to assist our customers during the COVID-19 pandemic, restrictions on business activity and the costs associated with our acquisition of UpState New York Bancorp, Inc. During the third quarter, we have begun to realize the anticipated benefits of the acquisition through increased net interest income. Our balance sheet reflects the full impact of the UpState acquisition, resulting in a Company with over $1.8 billion of total assets, $1.4 billion of loans and $1.5 billion of deposits. We appreciate the opportunity to serve our Wayne Bank customers and our new customers at the Bank of the Finger Lakes and Bank of Cooperstown locations. We continue to search out opportunities available to us as we service our growing base of stockholders and customers.”

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fifteen offices throughout Northeastern Pennsylvania and sixteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”,

“anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the risks and uncertainty posed by, and the effect and impact of, the COVID-19 pandemic on the economy and the Company’s results of operation and financial condition, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which are non-GAAP (Generally Accepted Accounting Principles) financial measures. Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of interest income and net interest income on a tax-equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following reconciles net interest income to net interest income on a taxable equivalent basis:

	Three months ended		Nine months ended
(dollars in thousands)	September 30		September 30
	2020	2019	2020	2019
Net interest income	$15,330	$9,891	$34,862	$28,773
Tax equivalent basis adjustment using 21% marginal tax rate	217	242	676	773

Net interest income on a fully taxable equivalent basis	$15,547	$10,133	$35,538	$29,546

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data.

The following reconciles average equity to average tangible equity:

	Three months ended		Nine months ended
	September 30		September 30
(dollars in thousands)	2020	2019	2020	2019
Average equity	$187,478	$134,037	$157,695	$129,367

Average goodwill and other intangibles	(17,800)	(11,597)	(13,643)	(11,623)

Average tangible equity	$169,678	$122,440	$144,052	$117,744

Contact:	William S. Lance
Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	September 30
	2020	2019
ASSETS
Cash and due from banks	$23,874	$20,067
Interest-bearing deposits with banks	100,566	848

Cash and cash equivalents	124,440	20,915

Securities available for sale	197,436	211,199
Loans receivable	1,414,662	905,582
Less: Allowance for loan losses	11,674	8,405

Net loans receivable	1,402,988	897,177
Regulatory stock, at cost	3,876	3,137
Bank premises and equipment, net	18,124	13,927
Bank owned life insurance	39,400	38,562
Foreclosed real estate owned	965	1,572
Accrued interest receivable	6,104	3,726
Goodwill	30,213	11,331
Other intangible assets	565	257
Other assets	17,996	14,053

TOTAL ASSETS	$1,842,107	$1,215,856

LIABILITIES
Deposits:
Non-interest bearing demand	$372,237	$231,211
Interest-bearing	1,143,685	743,222

Total deposits	1,515,922	974,433
Short-term borrowings	69,294	52,778
Other borrowings	46,438	35,906
Accrued interest payable	2,194	2,623
Other liabilities	17,712	15,222

TOTAL LIABILITIES	1,651,560	1,080,962

STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share, authorized: 20,000,000 shares, issued: 2020: 8,210,982 shares, 2019: 6,314,688 shares	821	632
Surplus	95,108	49,052
Retained earnings	90,422	84,522
Treasury stock, at cost: 2020: 13,778 shares, 2019: 13,807 shares	(469)	(455)
Accumulated other comprehensive income	4,665	1,143

TOTAL STOCKHOLDERS’ EQUITY	190,547	134,894

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,842,107	$1,215,856

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
INTEREST INCOME
Loans receivable, including fees	$16,260	$10,776	$37,711	$31,074
Securities	1,031	1,278	3,272	4,155
Other	18	5	43	70

Total Interest income	17,309	12,059	41,026	35,299

INTEREST EXPENSE
Deposits	1,676	1,787	5,096	5,355
Short-term borrowings	61	135	244	344
Other borrowings	242	246	824	827

Total Interest expense	1,979	2,168	6,164	6,526

NET INTEREST INCOME	15,330	9,891	34,862	28,773
PROVISION FOR LOAN LOSSES	1,850	300	3,850	1,050

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,480	9,591	31,012	27,723

OTHER INCOME
Service charges and fees	1,301	1,200	3,201	3,283
Income from fiduciary activities	205	167	533	454
Net realized gains on sales of securities	33	169	71	233
Gains on sales of loans, net	164	15	285	125
Earnings and proceeds on life insurance policies	217	222	638	630
Other	152	109	391	358

Total other income	2,072	1,882	5,119	5,083
OTHER EXPENSES
Salaries and employee benefits	4,812	3,667	11,878	10,915
Occupancy, furniture and equipment	1,109	916	2,983	2,780
Data processing and related operations	746	480	1,649	1,400
Taxes, other than income	214	179	641	520
Professional fees	292	276	735	752
FDIC Insurance assessment	144	(5)	186	150
Foreclosed real estate	31	24	44	37
Amortization of intangibles	35	23	79	79
Merger related	386	—	1,983	—
Other	1,611	1,231	4,353	3,591

Total other expenses	9,380	6,791	24,531	20,224

INCOME BEFORE TAX	6,172	4,682	11,600	12,582
INCOME TAX EXPENSE	1,173	775	2,033	1,963

NET INCOME	$4,999	$3,907	$9,567	$10,619

Basic earnings per share	$0.62	$0.62	$1.39	$1.70

Diluted earnings per share	$0.62	$0.62	$1.39	$1.68

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended September 30	2020	2019

Net interest income	$15,330	$9,891
Net income	4,999	3,907

Net interest spread (fully taxable equivalent)	3.55%	3.35%
Net interest margin (fully taxable equivalent)	3.73%	3.60%
Return on average assets	1.11%	1.27%
Return on average equity	10.64%	11.56%
Return on average tangible equity	11.75%	12.66%
Basic earnings per share	$0.62	$0.62
Diluted earnings per share	$0.62	$0.62
For the Nine Months Ended September 30	2020	2019

Net interest income	$34,862	$28,773
Net income	9,567	10,619

Net interest spread (fully taxable equivalent)	3.30%	3.26%
Net interest margin (fully taxable equivalent)	3.51%	3.51%
Return on average assets	0.88%	1.17%
Return on average equity	8.13%	10.97%
Return on average tangible equity	8.90%	12.06%
Basic earnings per share	$1.39	$1.70
Diluted earnings per share	$1.39	$1.68
As of September 30	2020	2019

Total assets	$1,842,107	$1,215,856
Total loans receivable	1,414,662	905,582
Allowance for loan losses	11,674	8,405
Total deposits	1,515,922	974,433
Stockholders’ equity	190,547	134,894
Trust assets under management	155,166	160,230

Book value per share	$23.30	$21.41
Tangible book value per share	$19.55	$19.57
Equity to total assets	10.34%	11.09%
Allowance to total loans receivable	0.83%	0.93%
Nonperforming loans to total loans	0.89%	0.15%
Nonperforming assets to total assets	0.74%	0.24%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	September 30 2020	June 30 2020	March 31 2020	December 31 2019	September 30 2019
ASSETS
Cash and due from banks	$23,874	$15,387	$14,712	$15,038	$20,067
Interest-bearing deposits with banks	100,566	67,989	23,706	377	848

Cash and cash equivalents	124,440	83,376	38,418	15,415	20,915
Securities available for sale	197,436	196,735	196,998	210,205	211,199
Loans receivable	1,414,662	988,679	928,565	924,581	905,582
Less: Allowance for loan losses	11,674	10,312	9,088	8,509	8,405

Net loans receivable	1,402,988	978,367	919,477	916,072	897,177
Regulatory stock, at cost	3,876	3,677	3,770	4,844	3,137
Bank owned life insurance	39,400	39,183	38,971	38,763	38,562
Bank premises and equipment, net	18,124	14,040	14,071	14,228	13,927
Foreclosed real estate owned	965	965	1,077	1,556	1,572
Goodwill and other intangibles	30,778	11,522	11,543	11,566	11,588
Other assets	24,100	26,676	17,966	17,961	17,779

TOTAL ASSETS	$1,842,107	$1,354,541	$1,242,291	$1,230,610	$1,215,856

LIABILITIES
Deposits:
Non-interest bearing demand	$372,237	$284,754	$213,359	$207,299	$231,211
Interest-bearing deposits	1,143,685	801,484	776,801	750,230	743,222

Total deposits	1,515,922	1,086,238	990,160	957,529	974,433
Borrowings	115,732	106,027	92,006	118,694	88,684
Other liabilities	19,906	19,612	17,938	16,959	17,845

TOTAL LIABILITIES	1,651,560	1,211,877	1,100,104	1,093,182	1,080,962
STOCKHOLDERS’ EQUITY	190,547	142,664	142,187	137,428	134,894
TOTAL LIABILITIES AND

STOCKHOLDERS’ EQUITY	$1,842,107	$1,354,541	$1,242,291	$1,230,610	$1,215,856

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

Three months ended	September 30 2020	June 30 2020	March 31 2020	December 31 2019	September 30 2019
INTEREST INCOME
Loans receivable, including fees	$16,260	$10,767	$10,683	$10,815	$10,776
Securities	1,031	1,063	1,179	1,159	1,278
Other	18	19	6	11	5

Total interest income	17,309	11,849	11,868	11,985	12,059
INTEREST EXPENSE
Deposits	1,676	1,630	1,790	1,784	1,787
Borrowings	303	352	413	368	381

Total interest expense	1,979	1,982	2,203	2,152	2,168

NET INTEREST INCOME	15,330	9,867	9,665	9,833	9,891
PROVISION FOR LOAN LOSSES	1,850	1,300	700	200	300
NET INTEREST INCOME AFTER PROVISION

FOR LOAN LOSSES	13,480	8,567	8,965	9,633	9,591
OTHER INCOME
Service charges and fees	1,301	837	1,063	1,168	1,200
Income from fiduciary activities	205	175	153	156	167
Net realized gains on sales of securities	33	—	38	21	169
Gains on sales of loans, net	164	65	56	44	15
Earnings and proceeds on life insurance policies	217	212	208	200	222
Other	152	103	136	107	109

Total other income	2,072	1,392	1,654	1,696	1,882
OTHER EXPENSES
Salaries and employee benefits	4,812	3,289	3,777	3,740	3,667
Occupancy, furniture and equipment, net	1,109	906	968	938	916
Foreclosed real estate	31	(2)	16	9	24
FDIC insurance assessment	144	42	—	3	(5)
Merger related	386	1,597	—	—	—
Other	2,898	2,260	2,298	2,398	2,189

Total other expenses	9,380	8,092	7,059	7,088	6,791
INCOME BEFORE TAX	6,172	1,867	3,560	4,241	4,682
INCOME TAX EXPENSE	1,173	379	481	645	775

NET INCOME	$4,999	$1,488	$3,079	$3,596	$3,907

Basic earnings per share	$0.62	$0.24	$0.49	$0.57	$0.62

Diluted earnings per share	$0.62	$0.24	$0.49	$0.57	$0.62

Book Value per share	$23.30	$22.62	$22.52	$21.67	$21.41
Tangible Book Value per share	19.55	20.80	20.70	19.84	19.57
Return on average assets (annualized)	1.11%	0.45%	1.01%	1.18%	1.27%
Return on average equity (annualized)	10.64%	4.17%	8.79%	10.42%	11.56%
Return on average tangible equity (annualized)	11.75%	4.54%	9.57%	11.38%	12.66%
Net interest spread (fte)	3.55%	3.03%	3.23%	3.33%	3.35%
Net interest margin (fte)	3.73%	3.25%	3.48%	3.59%	3.60%
Allowance for loan losses to total loans	0.83%	1.04%	0.98%	0.92%	0.93%
Net charge-offs to average loans (annualized)	0.14%	0.03%	0.05%	0.04%	0.05%
Nonperforming loans to total loans	0.89%	0.30%	0.30%	0.09%	0.15%
Nonperforming assets to total assets	0.74%	0.29%	0.31%	0.19%	0.24%